UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2006

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4440 El Camino Real, Los Altos CA 94022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 947-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(d) – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 6, 2006, Rambus Inc. (the “Registrant”) issued a press release announcing that Mark R. Pinto, Ph.D. is being appointed to the Board of Directors of the Registrant as a Class I director, effective March 6, 2006. The Board of Directors has not yet determined on which committee(s) Dr. Pinto will serve.

Dr. Pinto has served as the senior vice president, chief technology officer and general manager of the New Business and New Products Group at Applied Materials, Inc. since January 2004. Previously, Dr. Pinto spent 19 years with Bell Laboratories and the Lucent Microelectronics Group, later to become Agere Systems. Dr. Pinto received bachelor’s degrees from Rensselear Polytechnic Institute and a master’s degree and Ph.D. from Stanford University. He has been active in industry consortia including serving on the board of directors of Semiconductor Research Corporation and the Technology Strategy Committee of the Semiconductor Industry Association. He is also a Fellow of the IEEE and served as an Adjunct Professor at Yale University.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press Release dated March 6, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2006	Rambus Inc.

/s/ John Danforth
John Danforth, Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated March 6, 2006.